Exhibit 99.0

To Our Friends and Fellow Shareholders:

The Directors and Staff of Virginia National Bank

Cordially Invite You to Join Them for an Informal Discussion

Immediately Following the Formal Annual Meeting

Virginia National Bank

This Proxy is solicited on behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.V0TEPR0XY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Steven W. Blaine, William Bolling Izard, Jr. and Gregory L. Wells, any of whom may act alone and with full power of substitution, as proxies, to represent and vote all shares of Virginia National Bank (“VNB”) of the undersigned at the Annual Meeting of Shareholders of VNB to be held on Wednesday, June 19, 2013, at 4:00 p.m. at The Boar’s Head Inn Pavilion, 200 Ednam Drive, Charlottesville, Virginia, or any adjournment thereof, on the following matters:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

VIRGINIA NATIONAL BANK

JUNE 19, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS MEETING TO BE HELD ON JUNE 19, 2013

A complete set of proxy materials related to Virginia National Bank’s 2013 Annual Meeting is available on the internet at www.vnb.com under the “Investors” tab. The materials available include the Notice of Annual Meeting of Shareholders, the Proxy Statement/Prospectus, the form of Proxy and the Annual Report on Form 10-K for the year ended December 31, 2012. The matters to be acted upon are set forth below. Execution of a proxy will not affect a registered shareholder’s right to attend the Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Meeting and voting in person.

Please sign, date and mail

your proxy card in the envelope provided

as soon as possible

or vote by phone or Internet

as described on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 3 & 5, “FOR ALL NOMINEES” IN PROPOSAL 2 AND FOR “ONE YEAR” IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Approval of the Reorganization Agreement and Plan of Share Exchange    FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2. Election of the following persons as directors to serve until the next annual meeting of shareholders

☐  FOR ALL

      NOMINEES

☐  WITHHOLD

 AUTHORITY

 FOR ALL

 NOMINEES

☐  FOR ALL

 EXCEPT (SEE

 INSTRUCTIONS

 BELOW)

3. Advisory (non-binding) approval of the Bank’s executive compensation

FOR  ☐    AGAINST   ☐    ABSTAIN  ☐

4. Advisory (non-binding) approval of the frequency of advisory vote on the Bank’s executive compensation

ONE YEAR  ☐    TWO YEARS  ☐    THREE YEARS  ☐

5. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

NOMINEES

¡       H. K. Benham, III

¡       Steve W. Blaine

¡       Nancy L. Brody

¡       Edwin T. Burton, III

¡       Hunter E. Craig

¡       John J. Davies, III

¡       William D. Dittmar, Jr.

¡       Janet L. Dorman

¡       James T. Holland

¡       William Bolling Izard, Jr.

¡       Susan K. Payne

¡       Glenn W. Rust

¡       Gregory L. Wells

¡       Bryan D. Wright

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

PLEASE COMPLETE THIS PROXY ABOVE, SIGN BELOW AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Execution of a Proxy will not affect a registered shareholder’s right to attend the meeting and vote in person. Any registered shareholder who has executed and returned a Proxy may revoke it by attending the meeting and voting in person.

INSTRUCTIONS:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) names(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote using the proxy card rather than voting by telephone or internet.

To change the address on your account, please check the box at the right and indicate your new address. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign in partnership name by authorized person.